EXHIBIT 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT (SECTION 906 CERTIFICATION)

Richard S. Cupp and Hwa Kyung Kim hereby certify as follows:

1. They are the Principal Executive Officer and the Principal Financial Officer, respectively, of Center Financial Corporation.

2. The Amendment No. 1 on Form 10-K/A of Center Financial Corporation for the year ended December 31, 2009 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: April 29, 2011	By:	/s/ Richard S. Cupp
Richard S. Cupp
President and Chief Executive Officer (Principal Executive Officer)

Dated: April 29, 2011	By:	/s/ Hwa Kyung Kim
Hwa Kyung Kim
Vice President and Controller (Principal Financial Officer)